Exhibit 3.2

SECOND AMENDED & RESTATED

BYLAWS OF

UNITED STATES STEEL CORPORATION

ARTICLE I OFFICES

SECTION 1.1. REGISTERED OFFICE. The registered office of the corporation shall be established and maintained at the office of The Corporation Trust Company, 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware 19801, and said corporation shall be the registered agent of this corporation in charge thereof.

SECTION 1.2. OTHER OFFICES. The corporation shall have its principal office in Pittsburgh, Pennsylvania and may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II MEETING OF STOCKHOLDERS

SECTION 2.1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held in person or by remote communication at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2.2. OTHER MEETINGS. Meetings of stockholders for any purpose other than the election of directors may be held in person or by remote communication at such time and place, within or without the State of Delaware, as shall be stated in the notice of meeting.

SECTION 2.3. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is entitled to be present.

SECTION 2.4. QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding shares constituting a majority of the voting power entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 2.5. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the Board of Directors, President or Secretary, or upon the written request of the stockholders holding shares constituting a majority of the voting power entitled to vote at the meeting requested to be called.

SECTION 2.6. NOTICE OF MEETINGS. Written notice stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat. The attendance of any stockholder at a meeting, in person or by proxy, without protesting the lack of notice of such meeting prior to the conclusion of the meeting, shall constitute a waiver of notice by such stockholder.

SECTION 2.7. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III DIRECTORS

SECTION 3.1. NUMBER AND TERM. The Board of Directors shall consist of one or more members and shall not exceed nine members. At each annual meeting, the stockholders shall determine the number of directors; provided, that between annual meetings the authorized number of directors may be increased or decreased by the stockholders or pursuant to Section 3.6 of these Bylaws. From and after the election of the Independent U.S. Directors, a majority of the Board of Directors shall be comprised of members who are U.S. citizens. A director shall hold office until a successor is elected and qualified, or until the earlier death, resignation, disqualification, or removal of the director.

SECTION 3.2. INDEPENDENT U.S. DIRECTORS. As soon as practicable after the adoption of these Bylaws, three members of the Board of Directors shall be elected and shall be “Independent U.S. Directors,” each of whom shall: (i) be a U.S. citizen and (ii) have a background in the steel industry, U.S. national security, trade matters, manufacturing and/or labor.

SECTION 3.3. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3.4. VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his or her successor shall be duly chosen. If the office of any director becomes vacant and there are no remaining directors, the stockholders, by the affirmative vote of the holders of shares constituting a majority of the voting power of the corporation, at a special meeting called for such purpose, may appoint any qualified person to fill such vacancy.

SECTION 3.5. REMOVAL. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

SECTION 3.6. INCREASE OF NUMBER. Subject to Section 3.1 of these Bylaws, the number of directors may be increased by the affirmative vote of a majority interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

SECTION 3.7. POWERS. The Board of Directors shall exercise all of the powers of the corporation except such as are by (a)(i) law, (ii) the Certificate of Incorporation of the corporation or (iii) these Bylaws or (b) resolution of the stockholders conferred upon or reserved to the stockholders.

SECTION 3.8. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more directors of the corporation or dissolve any such committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and the Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, revoke or amend any such powers and authority; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution, these Bylaws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

SECTION 3.9. MEETINGS. Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

Special meetings of the Board of Directors may be called by the President or by the Secretary on the written request of any director, on at least one day notice to each director and shall be held at such place or places as may be determined by the directors, or shall be stated in the call of the meeting.

Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 3.10. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of all the directors then in office shall be the act of the Board of Directors unless otherwise permitted under the Certificate of Incorporation of the corporation or these Bylaws.

SECTION 3.11. COMPENSATION. Each director of the corporation who is not a salaried officer or employee of the corporation, or of a parent or affiliate of the corporation, shall receive such compensation for serving as a director and such fees for attendance at meetings of the Board of Directors or any committee of the Board of Directors as the Board of Directors may from time to time determine. By resolution of the Board of Directors a fixed fee and reimbursement of expenses related to attendance may be allowed for attendance by directors at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 3.12. CHAIRMAN OF THE BOARD. At the first regular meeting of the Board of Directors in each year (at which a quorum shall be present) held next after the annual meeting, the Board of Directors shall proceed to the election of the Chairman of the Board of Directors from among its members.

SECTION 3.13. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE IV OFFICERS

SECTION 4.1. GENERALLY. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect at least the following officers: a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents and a Secretary. The Board of Directors may also elect, appoint, or provide for the appointment of such other officers and agents as may from time to time appear necessary or advisable in the conduct of the affairs of the corporation. The Chief Executive Officer is empowered to appoint officers from time to time, other than a President, Chief Financial Officer, Executive Vice President and Secretary. The Corporate Secretary or any officer elected by the Board of Directors acting in conjunction with the Corporate Secretary may appoint such assistant officers (including one or more Assistant Secretaries) as may be necessary or desirable for the conduct of the business of the corporation. Officers of the corporation shall hold office until their successors are chosen and qualified or until their earlier death, resignation or removal, and shall perform such duties as from time to time shall be prescribed by these Bylaws and by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices. The Board of Directors may fill any vacancy occurring in any office of the corporation. Two or more offices may be held by the same person.

SECTION 4.2. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, subject to the overall direction and supervision of the Board of Directors and committees thereof, shall be in general charge of the affairs of the corporation and its officers, and shall consult and advise with the Board of Directors and committees thereof on the business and the affairs of the corporation. The Chief Executive Officer shall have the power to make and execute contracts and other instruments, including powers of attorney, on behalf of the corporation and to delegate such power to others. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer, and any other duties as may be from time to time assigned to the Chief Executive Officer by the Board of Directors, in each case subject to the control of the Board of Directors.

SECTION 4.3. PRESIDENT. The President shall report and be responsible to the Chief Executive Officer. The President shall have such powers and perform such duties as from time to time may be assigned or delegated to the President by the Board of Directors or the Chief Executive Officer or that are incident to the office of President. The President shall also have the power to make and execute contracts on the corporation’s behalf and to delegate such power to others.

SECTION 4.4. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the principal financial officer of the corporation and shall have such powers and perform such duties as may be assigned by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer shall also have the power to make and execute contracts on the corporation’s behalf and to delegate such power to others.

SECTION 4.5. VICE PRESIDENTS. Each Executive Vice President, Senior Vice President and Vice President shall have such powers and perform such duties as may be assigned to the officer by the Board of Directors or by the Chief Executive Officer. Each Executive Vice President, Senior Vice President and Vice President shall have all the powers and duties as are commonly incident to the office of Vice President, or that are delegated to him or her by the Board of Directors, the Chief Executive Officer or his or her superior officer. A Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability. Each Executive Vice President, Senior Vice President and Vice President shall also have the power to make and execute contracts on the corporation’s behalf and to delegate such power to others.

SECTION 4.6. SECRETARY. The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders, and to record the proceedings of those meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the corporation are duly given and served; (iii) to have charge of the books, records and papers of the corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (iv) to have any other powers and perform all of the duties as are commonly incident to the office of Secretary, or as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Secretary shall have the responsibility for authenticating records of the corporation, and shall also have the power to make and execute contracts on the corporation’s behalf and to delegate such power to others.

SECTION 4.7. ASSISTANT SECRETARIES. The Assistant Secretary, if there is one, or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary.

SECTION 4.8. DELEGATION OF AUTHORITY. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the corporation the power to choose such other officers and to prescribe their respective duties and powers. All powers and authority conferred to officers of the corporation in these bylaws shall be subject to (a) any limitations on authority as the Board of Directors may adopt, amend or repeal and (b) any requirement that stockholders approve an action or matter.

SECTION 4.9. REMOVAL. Any officer of the corporation shall serve at the pleasure of the Board of Directors (or, in the case of an officer appointed by the Chief Executive Officer, at the pleasure of the Chief Executive Officer) and shall hold office until the officer’s successor is chosen and qualified or until the officer’s earlier death, resignation or removal. Any officer may be removed at any time, with or without cause, by the Board of Directors (and, in the case of an officer appointed by the Chief Executive Officer, by the Chief Executive Officer). The removal shall be without prejudice to the contractual rights of the officer, if any, with the corporation.

SECTION 4.10. COMPENSATION. The compensation of officers of the corporation shall be fixed by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe compensation for other officers.

SECTION 4.11. VOTING UPON INTERESTS IN OTHER BUSINESS ENTITIES. Unless otherwise ordered by the Board of Directors, any Officer or any person or persons appointed in writing by any of them, shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of stockholders of any corporation in which the corporation may hold stock, or at meetings of partnerships in which the corporation may hold partnership interests, or at any other meetings of holders of interests in business entities in which the corporation may hold interests, including limited liability companies, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock, partnership interest or other interest, and which, as the owner thereof, the corporation might have possessed and exercised if present. The Board of Directors, by resolution, from time to time, may confer like powers upon any other person or persons.

ARTICLE V MISCELLANEOUS

SECTION 5.1. CERTIFICATES OF STOCK. Certificates of stock, signed by the President, Vice-President, Secretary or Assistant Secretary, may be issued or shares of stock may remain uncertificated. Any of or all the signatures may be facsimiles.

SECTION 5.2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 5.3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 5.4. STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5.5. DIVIDENDS. The Board of Directors may from time to time declare such dividends as they shall deem advisable and proper, subject to such restrictions as may be imposed by law and the Certificate of Incorporation.

SECTION 5.6. NO CORPORATE SEAL. There shall be no corporate seal.

SECTION 5.7. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

SECTION 5.8. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolutions of the Board of Directors.

SECTION 5.9. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.

Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VI INDEMNIFICATION

SECTION 6.1. Right to Indemnification. The corporation shall indemnify and hold harmless to the fullest extent permitted by law any person who was or is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative (“proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all expenses, liability, and loss reasonably incurred or suffered by such person. The corporation shall indemnify any person seeking indemnity in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors.

SECTION 6.2. Prepayment of Expenses. The corporation shall pay the expenses reasonably incurred in defending any such proceeding in advance of its final disposition; provided, however, the payment of expenses incurred by a director, officer or employee in his or her capacity as a director, officer or employee (except with regard to service to an employee benefit plan or nonprofit entity) in advance of the final disposition of the proceeding shall be made only upon the agreement by the director, officer or employee to repay all amounts advanced if it should be determined that the director, officer or employee is not entitled to be indemnified under this Article VI or otherwise, and provided, further, that the corporation shall have no obligation to pay any expenses in advance pursuant to this Section 6.2 to any person who is or was an employee of the corporation (other than a director or an officer) or is or was serving at the request of the corporation as an employee of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, with respect to any proceeding by or in the right of the corporation to procure a judgment in its favor.

SECTION 6.3. Claims. If a claim under this Article VI is not paid in full within ninety days after a written claim has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid in addition the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not eligible for indemnification under applicable law.

SECTION 6.4. Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 6.5. Effect of Amendment or Repeal. The foregoing provisions of this Article VI shall be deemed to be a contract between the corporation and any person described in Section 6.1 above. Any repeal or modification of this Article VI shall not affect any rights or obligations then existing with respect to any acts or omissions occurring prior to such amendment or repeal, regardless of whether any action, suit or proceeding based in whole or in part on any such acts or omissions is commenced before or after any such repeal or modification.

ARTICLE VII AMENDMENTS

These Bylaws may be altered or repealed and Bylaws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal or Bylaw or Bylaws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat.

Effective: June 18, 2025